UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                November 21, 2011
                Date of Report (Date of earliest event reported)


                             NETCO INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

           Texas                       0-54358                    76-0270330
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

2295 Corporate Boulevard, N.W., Suite 131, Boca Raton, FL          33431
     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code 561-705-4863

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On May 5, 2011 Netco acquired all of the outstanding capital stock of Wallstreet411 Private Equity Group, Inc. in exchange 8,193,476 shares of common stock of Netco common stock.

     On May 31, 2011, Netco acquired 24.5% of the issued and outstanding capital stock of Merrimac Corporate Securities Inc., a registered broker-dealer, in exchange for 910,386 shares of Netco's common stock valued.

     On November 21, 2011, by mutual agreement of the parties both of these transactions were rescinded, and the 9,103,860 Shares of Netco Common Stock issued in the exchange transactions were returned to Netco for cancellation.

     On November 21, 2011, Netco issued a total of 1,394,301 Shares of Common Stock for costs incurred in the rescission of these transactions. As a result, on November 21, 2011 Netco had a total of 20,725,629 Shares of its Common Stock issued and outstanding.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 3, 2011, Netco's subsidiary, Private Equity Group, Inc., entered into an agreement with Steven Pizzuti. Under the terms of that agreement, Mr. Pizzuti was to serve as president of the subsidiary. Netco issued to Mr. Pizzuti as a sign-on bonus 1,088,978 shares of its common stock. On November 21, 2011 this agreement was rescinded, and the 1,088,978 Shares of Common Stock were cancelled by Netco.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Wall Street 411, Inc. Rescission Agreement

Exhibit 99.2. Team Advisory Corp. Merrimack Rescission Agreement

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETCO INVESTMENTS, INC.


Date: November 25, 2011                By: /s/ Gary Freeman
                                           -------------------------------------
                                           Gary Freeman
                                           CEO and President


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